SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 3, 2005

RESIDENTIAL ACCREDIT LOANS, INC. (as company under a Pooling and Servicing Agreement dated as of April l, 2005 providing for, inter alia, the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QA5)

                        Residential Accredit Loans, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                333-107959               51-0368240
(State or Other Jurisdiction      (Commission           (I.R.S. Employer
      of Incorporation)            File Number)         Identification No.)


8400 Normandale Lake Blvd.,
 Suite 250, Minneapolis MN
                                                             55437
(Address of Principal Executive Offices)                    (Zip Code)



Registrants telephone number, including area code, is (952) 857-7000


                         Exhibit Index located on Page 2



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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Items 1 through 7 are not included because they are not applicable.

Item 8.01. Other Events.

On May 6, 2005, Residential Accredit Loans, Inc. caused the issuance and sale of the Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QA5, pursuant to a Series Supplement, dated as of April 1, 2005, and the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

Item 9.01.     Financial Statements and Exhibits.

               (a) Not applicable

               (b) Not applicable

               (c) Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed: .

                                                            Sequentially
Exhibit                                                         Numbered
Number                                                      Exhibit Page

10.1 Series Supplement, dated as of April 1, 2005, and the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.



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EXHIBIT 10.1

Series Supplement, dated as of April 1, 2005, and the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     RESIDENTIAL ACCREDIT LOANS, INC.


                                     By:        /s/ Benita Bjorgo
                                         Name:  Benita Bjorgo
                                         Title: Vice President

Dated: May 19, 2005